Exhibit 99.1

News Release

Trustmark Corporation Announces Fourth Quarter and Fiscal Year 2019 Financial Results

Performance reflects improved earning asset mix,

continued loan growth and solid credit quality

JACKSON, Miss. – January 28, 2020 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $33.9 million in the fourth quarter of 2019, representing diluted earnings per share of $0.53.  Results in the fourth quarter reflect negative hedge ineffectiveness which reduced net income by $2.2 million, or $0.03 per share.

For the full year, Trustmark’s net income totaled $150.5 million, representing diluted earnings per share of $2.32.  Diluted earnings per share in 2019 increased 5.0% when compared to the prior year.  Results for 2019 reflect negative hedge ineffectiveness which reduced net income by $8.6 million, or $0.13 per share.  Trustmark’s net income in 2019 produced a return on average tangible equity of 12.45% and a return on average assets of 1.11%.

Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable March 15, 2020, to shareholders of record on March 1, 2020.

2019 Highlights

•	Loans held for investment increased $499.8 million, or 5.7%, during the year
•	Nonperforming assets declined 14.4%, and net charge-offs represented 0.06% of average loans in 2019
•	Improved balance sheet positioning as securities and loans (excluding acquired loans) represented 20.5% and 76.7%, respectively, of average earning assets in 2019
•	Net interest income (FTE), excluding acquired loans, totaled $431.1 million, an increase of 3.9% from the prior year
•	Revenue, excluding acquired loans and negative hedge ineffectiveness, totaled $616.8 million, an increase of 5.5%

Gerard R. Host, President and CEO, stated, “We remained focused on our strategic initiatives this year, profitably increasing revenue across our financial services businesses, optimizing our balance sheet, deploying capital through share repurchases, and maintaining disciplined expense management.  Looking ahead to 2020, Trustmark will continue to provide the financial services and advice our customers have come to expect.  We remain committed to supporting investments to promote profitable revenue growth, reengineering processes to enhance operational efficiency, realigning delivery channels to support changing customer preferences and managing the franchise for the long-term.”

Balance Sheet Management

•	Continued balance sheet and capital optimization through maturing investment securities run-off and share repurchases
•	Loans held for investment increased $112.0 million from the prior quarter
•	Cost of interest-bearing deposits declined 11 basis points during the quarter to 0.85%

Loans held for investment totaled $9.3 billion at December 31, 2019, reflecting an increase of 1.2% linked-quarter and 5.7% from the prior year.  The linked-quarter growth reflects increases in construction and land development, residential mortgage, nonfarm, nonresidential and other real estate secured loans.  Acquired loans totaled $72.6 million at December 31, 2019, down $8.4 million from the prior quarter and $34.3 million from the prior year.  Collectively, loans held for investment and acquired loans totaled $9.4 billion at the end of the fourth quarter of 2019, up $103.6 million, or 1.1%, from the prior quarter and $465.4 million, or 5.2%, year-over-year.

Deposits totaled $11.2 billion at December 31, 2019, unchanged from the prior quarter and down $118.9 million, or 1.0%, year-over-year.  Excluding public fund balances, deposits at December 31, 2019, were unchanged from the prior quarter and up $303.6 million, or 3.3% year-over-year.  Interest-bearing deposit costs totaled 0.85% for the fourth quarter, a decrease of 11 basis points linked-quarter.  Trustmark continues to maintain an attractive, low-cost deposit base with approximately 58% of deposit balances in checking accounts.  The total cost of interest-bearing liabilities was 0.88% for the fourth quarter of 2019.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses.  At December 31, 2019, Trustmark’s tangible equity to tangible assets ratio was 9.72%, while the total risk-based capital ratio was 13.25%.  During the fourth quarter, Trustmark repurchased $2.2 million, or approximately 64 thousand of its common shares in open market transactions.  Trustmark repurchased $56.6 million, or approximately 1.8 million of its common shares in 2019.  At December 31, 2019, Trustmark had $80.3 million in remaining authority under its existing stock repurchase program, which expires March 31, 2020.

Today, the Board of Directors authorized a new stock repurchase program, effective April 1, 2020, under which $100 million of Trustmark’s outstanding shares may be acquired through December 31, 2021.  The shares may be purchased from time to time at prevailing market prices, through open market or private transactions, depending on market conditions.  There is no guarantee as to the number of shares that may be repurchased by Trustmark, and Trustmark may discontinue purchases at any time at management’s discretion.

Credit Quality

•	Nonperforming loans decreased 9.8% and 13.6% from the prior quarter and year-over-year, respectively
•	Other real estate declined 8.5% from the prior quarter and 15.6% year-over-year
•	Allowance for loan losses represented 410.52% of nonperforming loans, excluding specifically reviewed impaired loans

Nonperforming loans totaled $53.2 million at December 31, 2019, down $5.8 million from the prior quarter and $8.4 million year-over-year.  Other real estate totaled $29.2 million, reflecting a $2.7 million decrease from the prior quarter and down $5.4 million from the prior year.  Collectively, nonperforming assets totaled $82.5 million, reflecting a linked-quarter decrease of 9.4% and a year-over-year decrease of 14.4%.

Allocation of Trustmark's $84.3 million allowance for loan losses represented 0.98% of commercial loans and 0.61% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 0.90% at December 31, 2019, representing a level management considers commensurate with the present risk in the loan portfolio.

Unless otherwise noted, all of the above credit quality metrics exclude acquired loans.

Revenue Generation

•	Noninterest income before negative hedge ineffectiveness totaled $198.6 million in 2019, an increase of $16.1 million, or 8.8%, from the prior year
•	Net interest income (FTE), excluding acquired loans, totaled $431.1 million in 2019, an increase of 3.9% from the prior year
•	The net interest margin (FTE), excluding acquired loans, was 3.58% in 2019, compared to 3.46% in 2018

Revenue in the fourth quarter totaled $153.2 million, down 2.3% from the prior quarter and up 3.0% from the same quarter in the prior year.  The linked-quarter decline reflects lower interest income as well as a seasonal reduction in noninterest income.  Net interest income (FTE) in the fourth quarter totaled $108.7 million, resulting in a net interest margin of 3.56%.  Relative to the prior quarter, net interest income (FTE) decreased $3.0 million as a reduction in interest expense was more than offset by a decline in total interest income.  During the fourth quarter of 2019, the yield on acquired loans totaled 10.90% and included $661 thousand in recoveries from the settlement of debt, which represented approximately 3.37% of the annualized total acquired loan yield.  Excluding acquired loans, the net interest margin decreased to 3.52% in the fourth quarter of 2019, compared to 3.61% in the prior quarter.  The decrease was primarily due to a decline in the yield on the loans held for investment and held for sale portfolio which was partially offset by runoff of maturing investment securities and lower cost of interest-bearing deposits.  Net interest income (FTE) in 2019 totaled $439.5 million, resulting in a net interest margin (FTE) of 3.62%; excluding acquired loans, the net interest margin (FTE) was 3.58%.

Noninterest income in the fourth quarter totaled $47.6 million, a decrease of $759 thousand from the prior quarter and an increase of $4.0 million compared to the same quarter in the prior year.  The linked-quarter decrease primarily reflects a seasonal decline in insurance commissions.  In the fourth quarter, bank card and other fees decreased 1.9% from the prior quarter, and service charges on deposit accounts decreased 1.5%.  Other income, net totaled $3.5 million in the fourth quarter, up $1.5 million linked-quarter due to an increase in other miscellaneous income.

Insurance revenue in the fourth quarter totaled $9.4 million, down $1.7 million from the third quarter and $198 thousand from the same quarter in the prior year.  The linked-quarter decrease is due to a seasonal decline in commissions.  Insurance revenue in 2019 totaled $42.4 million, up 4.7%, or $1.9 million, from the prior year.  The solid performance in 2019 reflects improved sales management practices, producer development, and realization of operational efficiencies resulting from investments in technology and processes.

Wealth management revenue totaled $7.8 million in the fourth quarter, in line with the prior quarter and up 3.5% year-over-year.  The increase is primarily attributable to higher trust management fees.  For the year, wealth management revenue totaled $30.7 million, up 1.1% from the prior year.  Trustmark added capabilities and personnel in its Private Banking Group and completed internal reorganizations in 2019 to enhance the competitive positioning of the wealth management segment and streamline business functions.

Mortgage loan production in the fourth quarter totaled $498.5 million, a seasonal decline of 11.9% from the prior quarter and a 64.2% increase year-over-year, partially due to higher refinancing activity and lower interest rates.  Mortgage banking income before negative hedge ineffectiveness totaled $10.9 million in the fourth quarter, a decline of $1.0 million from the prior quarter.  In 2019, mortgage loan production totaled $1.76 billion, up 25.8% from the prior year.  Mortgage banking income before negative hedge ineffectiveness totaled $41.3 million in 2019, an increase of $9.1 million, or 28.1%, from the prior year.

Noninterest Expense

•	Core noninterest expense, which excludes other real estate expense, net and intangible amortization, totaled $107.5 million, up 2.1% from the prior quarter
•	Effective corporate tax rate in 2019 was 13.4%
•	Continued investments to enhance the customer experience and realign delivery channels to support changing customer preferences

Total noninterest expense for the fourth quarter was $110.0 million, up 3.0%, or $3.2 million, from the prior quarter.  The increase is primarily due to a $2.1 million increase in other expense.  Other expense in the third quarter included a $1.6 million recovery of litigation related expenses.  Excluding the impact of this item, other expense increased 4.4%, or $539 thousand, and total noninterest expense increased 1.5%, or $1.6 million, in the fourth quarter.  In 2019, noninterest expense totaled $429.0 million, up 3.3% from the prior year.

Core noninterest expense, which excludes other real estate expense, net ($1.5 million) and intangible amortization ($1.0 million), totaled $107.5 million in the fourth quarter, a 2.1% increase from the prior quarter.  In 2019, core noninterest expense totaled $421.0 million, an increase of 3.1% from the prior year.

Salaries and employee benefits totaled $62.3 million in the fourth quarter, down $176 thousand from the prior quarter due to seasonally lower insurance commissions.  Services and fees rose $662 thousand linked-quarter reflecting continued software investments designed to improve efficiency and customer experience as well as increased advertising expense and increased spending on outside services and fees.  Other real estate expense, net increased $960 thousand linked-quarter.

Trustmark has grown and sustained business by understanding and serving its customer base, and in 2019 Trustmark made significant investments to support changing customer preferences and enhance the customer experience.  During the year, Trustmark closed five branches and opened two branches featuring a new design that allows for integration of the myTeller® technology and offers more areas of engagement.  Trustmark remains committed to investments that promote profitable revenue growth as well as reengineering and efficiency opportunities that enhance long-term shareholder value.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, January 29, 2020 at 8:30 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com.  A replay of the conference call will also be available through Wednesday, February 12, 2020, in archived format at the same web address or by calling (877) 344-7529, passcode 10137727.

Trustmark is a financial services company providing banking and financial solutions through 193 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including potential market impacts of efforts by the Board of Governors of the Federal Reserve System (FRB) to reduce the size of its balance sheet, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Louis E. Greer	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-2310

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2019
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	12/31/2019	9/30/2019	12/31/2018	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,551,358	$1,570,803	$1,847,421	$(19,445)	-1.2%	$(296,063)	-16.0%
Securities AFS-nontaxable	23,300	25,096	38,821	(1,796)	-7.2%	(15,521)	-40.0%
Securities HTM-taxable	734,474	778,098	893,186	(43,624)	-5.6%	(158,712)	-17.8%
Securities HTM-nontaxable	25,703	26,088	29,143	(385)	-1.5%	(3,440)	-11.8%
Total securities	2,334,835	2,400,085	2,808,571	(65,250)	-2.7%	(473,736)	-16.9%
Loans (including loans held for sale)	9,467,437	9,436,287	8,933,501	31,150	0.3%	533,936	6.0%
Acquired loans	77,797	82,641	127,747	(4,844)	-5.9%	(49,950)	-39.1%
Fed funds sold and rev repos	184	3,662	843	(3,478)	-95.0%	(659)	-78.2%
Other earning assets	227,116	176,163	200,282	50,953	28.9%	26,834	13.4%
Total earning assets	12,107,369	12,098,838	12,070,944	8,531	0.1%	36,425	0.3%
Allowance for loan losses	(86,211)	(83,756)	(85,842)	(2,455)	-2.9%	(369)	-0.4%
Other assets	1,445,075	1,447,977	1,362,831	(2,902)	-0.2%	82,244	6.0%
Total assets	$13,466,233	$13,463,059	$13,347,933	$3,174	0.0%	$118,300	0.9%

Interest-bearing demand deposits	$3,167,256	$3,085,758	$2,722,841	$81,498	2.6%	$444,415	16.3%
Savings deposits	3,448,899	3,568,403	3,565,682	(119,504)	-3.3%	(116,783)	-3.3%
Time deposits	1,663,741	1,753,083	1,892,983	(89,342)	-5.1%	(229,242)	-12.1%
Total interest-bearing deposits	8,279,896	8,407,244	8,181,506	(127,348)	-1.5%	98,390	1.2%
Fed funds purchased and repos	164,754	142,064	340,094	22,690	16.0%	(175,340)	-51.6%
Other borrowings	79,512	78,404	90,252	1,108	1.4%	(10,740)	-11.9%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	8,586,018	8,689,568	8,673,708	(103,550)	-1.2%	(87,690)	-1.0%
Noninterest-bearing deposits	3,017,824	2,932,754	2,862,161	85,070	2.9%	155,663	5.4%
Other liabilities	205,786	206,091	216,932	(305)	-0.1%	(11,146)	-5.1%
Total liabilities	11,809,628	11,828,413	11,752,801	(18,785)	-0.2%	56,827	0.5%
Shareholders' equity	1,656,605	1,634,646	1,595,132	21,959	1.3%	61,473	3.9%
Total liabilities and equity	$13,466,233	$13,463,059	$13,347,933	$3,174	0.0%	$118,300	0.9%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2019
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	12/31/2019	9/30/2019	12/31/2018	$ Change	% Change	$ Change	% Change
Cash and due from banks	$358,916	$486,263	$349,561	$(127,347)	-26.2%	$9,355	2.7%
Fed funds sold and rev repos	—	—	830	—	n/m	(830)	-100.0%
Securities available for sale	1,602,404	1,553,705	1,811,813	48,699	3.1%	(209,409)	-11.6%
Securities held to maturity	738,099	785,422	909,643	(47,323)	-6.0%	(171,544)	-18.9%
Loans held for sale (LHFS)	226,347	292,800	153,799	(66,453)	-22.7%	72,548	47.2%
Loans held for investment (LHFI)	9,335,628	9,223,668	8,835,868	111,960	1.2%	499,760	5.7%
Allowance for loan losses, LHFI	(84,277)	(83,226)	(79,290)	(1,051)	-1.3%	(4,987)	-6.3%
Net LHFI	9,251,351	9,140,442	8,756,578	110,909	1.2%	494,773	5.7%
Acquired loans	72,601	81,004	106,932	(8,403)	-10.4%	(34,331)	-32.1%
Allowance for loan losses, acquired loans	(815)	(1,249)	(1,231)	434	34.7%	416	33.8%
Net acquired loans	71,786	79,755	105,701	(7,969)	-10.0%	(33,915)	-32.1%
Net LHFI and acquired loans	9,323,137	9,220,197	8,862,279	102,940	1.1%	460,858	5.2%
Premises and equipment, net	189,791	188,423	178,668	1,368	0.7%	11,123	6.2%
Mortgage servicing rights	79,394	73,016	95,596	6,378	8.7%	(16,202)	-16.9%
Goodwill	379,627	379,627	379,627	—	0.0%	—	0.0%
Identifiable intangible assets	7,343	8,345	11,112	(1,002)	-12.0%	(3,769)	-33.9%
Other real estate	29,248	31,974	34,668	(2,726)	-8.5%	(5,420)	-15.6%
Operating lease right-of-use assets	31,182	33,180	—	(1,998)	-6.0%	31,182	n/m
Other assets	532,389	531,834	498,864	555	0.1%	33,525	6.7%
Total assets	$13,497,877	$13,584,786	$13,286,460	$(86,909)	-0.6%	$211,417	1.6%

Deposits:
Noninterest-bearing	$2,891,215	$3,064,127	$2,937,594	$(172,912)	-5.6%	$(46,379)	-1.6%
Interest-bearing	8,354,342	8,190,056	8,426,817	164,286	2.0%	(72,475)	-0.9%
Total deposits	11,245,557	11,254,183	11,364,411	(8,626)	-0.1%	(118,854)	-1.0%
Fed funds purchased and repos	256,020	376,712	50,471	(120,692)	-32.0%	205,549	n/m
Other borrowings	85,396	76,685	79,885	8,711	11.4%	5,511	6.9%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Operating lease liabilities	32,354	34,319	—	(1,965)	-5.7%	32,354	n/m
Other liabilities	155,992	135,669	138,384	20,323	15.0%	17,608	12.7%
Total liabilities	11,837,175	11,939,424	11,695,007	(102,249)	-0.9%	142,168	1.2%
Common stock	13,376	13,390	13,717	(14)	-0.1%	(341)	-2.5%
Capital surplus	256,400	257,370	309,545	(970)	-0.4%	(53,145)	-17.2%
Retained earnings	1,414,526	1,395,460	1,323,870	19,066	1.4%	90,656	6.8%
Accum other comprehensive loss, net of tax	(23,600)	(20,858)	(55,679)	(2,742)	-13.1%	32,079	57.6%
Total shareholders' equity	1,660,702	1,645,362	1,591,453	15,340	0.9%	69,249	4.4%
Total liabilities and equity	$13,497,877	$13,584,786	$13,286,460	$(86,909)	-0.6%	$211,417	1.6%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2019
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	12/31/2019	9/30/2019	12/31/2018	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$111,383	$116,432	$107,709	$(5,049)	-4.3%	$3,674	3.4%
Interest and fees on acquired loans	2,138	2,309	3,183	(171)	-7.4%	(1,045)	-32.8%
Interest on securities-taxable	12,884	13,184	15,496	(300)	-2.3%	(2,612)	-16.9%
Interest on securities-tax exempt-FTE	484	485	617	(1)	-0.2%	(133)	-21.6%
Interest on fed funds sold and rev repos	1	23	4	(22)	-95.7%	(3)	-75.0%
Other interest income	896	1,044	1,158	(148)	-14.2%	(262)	-22.6%
Total interest income-FTE	127,786	133,477	128,167	(5,691)	-4.3%	(381)	-0.3%
Interest on deposits	17,716	20,385	17,334	(2,669)	-13.1%	382	2.2%
Interest on fed funds pch and repos	504	547	1,528	(43)	-7.9%	(1,024)	-67.0%
Other interest expense	826	830	894	(4)	-0.5%	(68)	-7.6%
Total interest expense	19,046	21,762	19,756	(2,716)	-12.5%	(710)	-3.6%
Net interest income-FTE	108,740	111,715	108,411	(2,975)	-2.7%	329	0.3%
Provision for loan losses, LHFI	3,661	3,039	2,192	622	20.5%	1,469	67.0%
Provision for loan losses, acquired loans	(2)	(140)	(247)	138	98.6%	245	99.2%
Net interest income after provision-FTE	105,081	108,816	106,466	(3,735)	-3.4%	(1,385)	-1.3%
Service charges on deposit accounts	10,894	11,065	11,123	(171)	-1.5%	(229)	-2.1%
Bank card and other fees	8,192	8,349	7,750	(157)	-1.9%	442	5.7%
Mortgage banking, net	7,914	8,171	5,716	(257)	-3.1%	2,198	38.5%
Insurance commissions	9,364	11,072	9,562	(1,708)	-15.4%	(198)	-2.1%
Wealth management	7,763	7,691	7,504	72	0.9%	259	3.5%
Other, net	3,451	1,989	1,904	1,462	73.5%	1,547	81.3%
Nonint inc-excl sec gains (losses), net	47,578	48,337	43,559	(759)	-1.6%	4,019	9.2%
Security gains (losses), net	—	—	—	—	n/m	—	n/m
Total noninterest income	47,578	48,337	43,559	(759)	-1.6%	4,019	9.2%
Salaries and employee benefits	62,319	62,495	58,736	(176)	-0.3%	3,583	6.1%
Services and fees	19,500	18,838	17,910	662	3.5%	1,590	8.9%
Net occupancy-premises	6,461	6,831	6,741	(370)	-5.4%	(280)	-4.2%
Equipment expense	5,880	5,971	6,329	(91)	-1.5%	(449)	-7.1%
Other real estate expense, net	1,491	531	61	960	n/m	1,430	n/m
FDIC assessment expense	1,450	1,400	1,897	50	3.6%	(447)	-23.6%
Other expense	12,926	10,787	12,253	2,139	19.8%	673	5.5%
Total noninterest expense	110,027	106,853	103,927	3,174	3.0%	6,100	5.9%
Income before income taxes and tax eq adj	42,632	50,300	46,098	(7,668)	-15.2%	(3,466)	-7.5%
Tax equivalent adjustment	3,149	3,249	3,231	(100)	-3.1%	(82)	-2.5%
Income before income taxes	39,483	47,051	42,867	(7,568)	-16.1%	(3,384)	-7.9%
Income taxes	5,537	6,016	6,179	(479)	-8.0%	(642)	-10.4%
Net income	$33,946	$41,035	$36,688	$(7,089)	-17.3%	$(2,742)	-7.5%

Per share data
Earnings per share - basic	$0.53	$0.64	$0.55	$(0.11)	-17.2%	$(0.02)	-3.6%

Earnings per share - diluted	$0.53	$0.64	$0.55	$(0.11)	-17.2%	$(0.02)	-3.6%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	64,255,716	64,358,540	66,839,504

Diluted	64,435,276	64,514,605	67,028,978

Period end shares outstanding	64,200,111	64,262,779	65,834,395

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2019
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	12/31/2019	9/30/2019	12/31/2018	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$1,870	$2,936	$3,361	$(1,066)	-36.3%	$(1,491)	-44.4%
Florida	267	311	1,175	(44)	-14.1%	(908)	-77.3%
Mississippi (2)	41,493	43,895	44,331	(2,402)	-5.5%	(2,838)	-6.4%
Tennessee (3)	8,980	10,193	8,696	(1,213)	-11.9%	284	3.3%
Texas	616	1,695	4,061	(1,079)	-63.7%	(3,445)	-84.8%
Total nonaccrual loans	53,226	59,030	61,624	(5,804)	-9.8%	(8,398)	-13.6%
Other real estate
Alabama	8,133	6,501	6,873	1,632	25.1%	1,260	18.3%
Florida	5,877	6,983	8,771	(1,106)	-15.8%	(2,894)	-33.0%
Mississippi (2)	14,919	17,646	17,255	(2,727)	-15.5%	(2,336)	-13.5%
Tennessee (3)	319	844	1,025	(525)	-62.2%	(706)	-68.9%
Texas	—	—	744	—	n/m	(744)	-100.0%
Total other real estate	29,248	31,974	34,668	(2,726)	-8.5%	(5,420)	-15.6%
Total nonperforming assets	$82,474	$91,004	$96,292	$(8,530)	-9.4%	$(13,818)	-14.4%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$642	$878	$856	$(236)	-26.9%	$(214)	-25.0%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$41,648	$36,445	$37,384	$5,203	14.3%	$4,264	11.4%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (1)	12/31/2019	9/30/2019	12/31/2018	$ Change	% Change	$ Change	% Change
Beginning Balance	$83,226	$80,399	$88,874	$2,827	3.5%	$(5,648)	-6.4%
Provision for loan losses	3,661	3,039	2,192	622	20.5%	1,469	67.0%
Charge-offs	(4,619)	(2,892)	(16,509)	(1,727)	-59.7%	11,890	72.0%
Recoveries	2,009	2,680	4,733	(671)	-25.0%	(2,724)	-57.6%
Net (charge-offs) recoveries	(2,610)	(212)	(11,776)	(2,398)	n/m	9,166	77.8%
Ending Balance	$84,277	$83,226	$79,290	$1,051	1.3%	$4,987	6.3%

PROVISION FOR LOAN LOSSES (1)
Alabama	$(109)	$561	$(346)	$(670)	n/m	$237	68.5%
Florida	(108)	(154)	(160)	46	29.9%	52	32.5%
Mississippi (2)	1,210	1,528	(3,594)	(318)	-20.8%	4,804	n/m
Tennessee (3)	1,956	2,175	3,039	(219)	-10.1%	(1,083)	-35.6%
Texas	712	(1,071)	3,253	1,783	n/m	(2,541)	-78.1%
Total provision for loan losses	$3,661	$3,039	$2,192	$622	20.5%	$1,469	67.0%

NET CHARGE-OFFS (RECOVERIES) (1)
Alabama	$132	$329	$203	$(197)	-59.9%	$(71)	-35.0%
Florida	(357)	(136)	(238)	(221)	n/m	(119)	-50.0%
Mississippi (2)	1,792	(391)	(1,873)	2,183	n/m	3,665	n/m
Tennessee (3)	131	483	7,875	(352)	-72.9%	(7,744)	-98.3%
Texas	912	(73)	5,809	985	n/m	(4,897)	-84.3%
Total net charge-offs (recoveries)	$2,610	$212	$11,776	$2,398	n/m	$(9,166)	-77.8%

(1) Excludes acquired loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2019
($ in thousands)
(unaudited)

	Quarter Ended					Year Ended
AVERAGE BALANCES	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
Securities AFS-taxable	$1,551,358	$1,570,803	$1,661,464	$1,753,268	$1,847,421	$1,633,496	$1,990,332
Securities AFS-nontaxable	23,300	25,096	31,474	40,159	38,821	29,948	47,112
Securities HTM-taxable	734,474	778,098	821,357	866,665	893,186	799,726	950,836
Securities HTM-nontaxable	25,703	26,088	27,035	28,710	29,143	26,874	30,336
Total securities	2,334,835	2,400,085	2,541,330	2,688,802	2,808,571	2,490,044	3,018,616
Loans (including loans held for sale)	9,467,437	9,436,287	9,260,028	9,038,204	8,933,501	9,302,037	8,797,498
Acquired loans	77,797	82,641	91,217	104,316	127,747	88,903	179,808
Fed funds sold and rev repos	184	3,662	34,057	277	843	9,529	716
Other earning assets	227,116	176,163	316,604	243,493	200,282	240,622	197,431
Total earning assets	12,107,369	12,098,838	12,243,236	12,075,092	12,070,944	12,131,135	12,194,069
Allowance for loan losses	(86,211)	(83,756)	(81,996)	(82,227)	(85,842)	(83,559)	(85,252)
Other assets	1,445,075	1,447,977	1,467,462	1,447,611	1,362,831	1,452,012	1,364,420
Total assets	$13,466,233	$13,463,059	$13,628,702	$13,440,476	$13,347,933	$13,499,588	$13,473,237

Interest-bearing demand deposits	$3,167,256	$3,085,758	$3,048,876	$2,899,467	$2,722,841	$3,051,170	$2,543,463
Savings deposits	3,448,899	3,568,403	3,801,187	3,786,835	3,565,682	3,650,178	3,720,987
Time deposits	1,663,741	1,753,083	1,840,065	1,881,556	1,892,983	1,783,928	1,823,562
Total interest-bearing deposits	8,279,896	8,407,244	8,690,128	8,567,858	8,181,506	8,485,276	8,088,012
Fed funds purchased and repos	164,754	142,064	51,264	84,352	340,094	110,915	329,649
Other borrowings	79,512	78,404	81,352	90,804	90,252	82,476	317,687
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	8,586,018	8,689,568	8,884,600	8,804,870	8,673,708	8,740,523	8,797,204
Noninterest-bearing deposits	3,017,824	2,932,754	2,898,266	2,824,220	2,862,161	2,918,836	2,892,033
Other liabilities	205,786	206,091	240,091	221,199	216,932	218,216	197,123
Total liabilities	11,809,628	11,828,413	12,022,957	11,850,289	11,752,801	11,877,575	11,886,360
Shareholders' equity	1,656,605	1,634,646	1,605,745	1,590,187	1,595,132	1,622,013	1,586,877
Total liabilities and equity	$13,466,233	$13,463,059	$13,628,702	$13,440,476	$13,347,933	$13,499,588	$13,473,237

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2019
($ in thousands)
(unaudited)

PERIOD END BALANCES	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Cash and due from banks	$358,916	$486,263	$404,413	$454,047	$349,561
Fed funds sold and rev repos	—	—	75,499	—	830
Securities available for sale	1,602,404	1,553,705	1,643,725	1,723,445	1,811,813
Securities held to maturity	738,099	785,422	825,536	884,319	909,643
Loans held for sale (LHFS)	226,347	292,800	240,380	172,683	153,799
Loans held for investment (LHFI)	9,335,628	9,223,668	9,116,759	8,995,014	8,835,868
Allowance for loan losses, LHFI	(84,277)	(83,226)	(80,399)	(79,005)	(79,290)
Net LHFI	9,251,351	9,140,442	9,036,360	8,916,009	8,756,578
Acquired loans	72,601	81,004	87,884	93,201	106,932
Allowance for loan losses, acquired loans	(815)	(1,249)	(1,398)	(1,297)	(1,231)
Net acquired loans	71,786	79,755	86,486	91,904	105,701
Net LHFI and acquired loans	9,323,137	9,220,197	9,122,846	9,007,913	8,862,279
Premises and equipment, net	189,791	188,423	189,820	189,743	178,668
Mortgage servicing rights	79,394	73,016	79,283	86,842	95,596
Goodwill	379,627	379,627	379,627	379,627	379,627
Identifiable intangible assets	7,343	8,345	9,101	10,092	11,112
Other real estate	29,248	31,974	31,243	32,139	34,668
Operating lease right-of-use assets	31,182	33,180	32,762	33,861	—
Other assets	532,389	531,834	514,723	503,306	498,864
Total assets	$13,497,877	$13,584,786	$13,548,958	$13,478,017	$13,286,460

Deposits:
Noninterest-bearing	$2,891,215	$3,064,127	$2,909,141	$2,867,778	$2,937,594
Interest-bearing	8,354,342	8,190,056	8,657,488	8,667,037	8,426,817
Total deposits	11,245,557	11,254,183	11,566,629	11,534,815	11,364,411
Fed funds purchased and repos	256,020	376,712	51,800	46,867	50,471
Other borrowings	85,396	76,685	79,012	83,265	79,885
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Operating lease liabilities	32,354	34,319	33,878	34,921	—
Other liabilities	155,992	135,669	137,233	129,265	138,384
Total liabilities	11,837,175	11,939,424	11,930,408	11,890,989	11,695,007
Common stock	13,376	13,390	13,418	13,499	13,717
Capital surplus	256,400	257,370	260,619	272,268	309,545
Retained earnings	1,414,526	1,395,460	1,369,329	1,342,176	1,323,870
Accum other comprehensive loss, net of tax	(23,600)	(20,858)	(24,816)	(40,915)	(55,679)
Total shareholders' equity	1,660,702	1,645,362	1,618,550	1,587,028	1,591,453
Total liabilities and equity	$13,497,877	$13,584,786	$13,548,958	$13,478,017	$13,286,460

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2019
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Year Ended
INCOME STATEMENTS	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
Interest and fees on LHFS & LHFI-FTE	$111,383	$116,432	$114,873	$109,890	$107,709	$452,578	$408,175
Interest and fees on acquired loans	2,138	2,309	2,010	1,916	3,183	8,373	17,115
Interest on securities-taxable	12,884	13,184	13,916	14,665	15,496	54,649	66,082
Interest on securities-tax exempt-FTE	484	485	551	646	617	2,166	2,830
Interest on fed funds sold and rev repos	1	23	214	2	4	240	14
Other interest income	896	1,044	1,820	1,603	1,158	5,363	4,196
Total interest income-FTE	127,786	133,477	133,384	128,722	128,167	523,369	498,412
Interest on deposits	17,716	20,385	21,500	19,570	17,334	79,171	53,936
Interest on fed funds pch and repos	504	547	81	288	1,528	1,420	4,788
Other interest expense	826	830	831	825	894	3,312	7,468
Total interest expense	19,046	21,762	22,412	20,683	19,756	83,903	66,192
Net interest income-FTE	108,740	111,715	110,972	108,039	108,411	439,466	432,220
Provision for loan losses, LHFI	3,661	3,039	2,486	1,611	2,192	10,797	17,993
Provision for loan losses, acquired loans	(2)	(140)	106	78	(247)	42	(1,005)
Net interest income after provision-FTE	105,081	108,816	108,380	106,350	106,466	428,627	415,232
Service charges on deposit accounts	10,894	11,065	10,379	10,265	11,123	42,603	43,702
Bank card and other fees	8,192	8,349	8,004	7,191	7,750	31,736	28,905
Mortgage banking, net	7,914	8,171	10,295	3,442	5,716	29,822	34,674
Insurance commissions	9,364	11,072	11,089	10,871	9,562	42,396	40,481
Wealth management	7,763	7,691	7,742	7,483	7,504	30,679	30,338
Other, net	3,451	1,989	2,130	2,239	1,904	9,809	6,736
Nonint inc-excl sec gains (losses), net	47,578	48,337	49,639	41,491	43,559	187,045	184,836
Security gains (losses), net	—	—	—	—	—	—	—
Total noninterest income	47,578	48,337	49,639	41,491	43,559	187,045	184,836
Salaries and employee benefits	62,319	62,495	61,949	60,954	58,736	247,717	238,033
Services and fees	19,500	18,838	18,009	16,968	17,910	73,315	66,382
Net occupancy-premises	6,461	6,831	6,403	6,454	6,741	26,149	26,703
Equipment expense	5,880	5,971	5,958	5,924	6,329	23,733	24,830
Other real estate expense, net	1,491	531	132	1,752	61	3,906	2,002
FDIC assessment expense	1,450	1,400	1,836	1,758	1,897	6,444	9,429
Other expense	12,926	10,787	11,814	12,211	12,253	47,738	48,036
Total noninterest expense	110,027	106,853	106,101	106,021	103,927	429,002	415,415
Income before income taxes and tax eq adj	42,632	50,300	51,918	41,820	46,098	186,670	184,653
Tax equivalent adjustment	3,149	3,249	3,248	3,231	3,231	12,877	12,800
Income before income taxes	39,483	47,051	48,670	38,589	42,867	173,793	171,853
Income taxes	5,537	6,016	6,530	5,250	6,179	23,333	22,269
Net income	$33,946	$41,035	$42,140	$33,339	$36,688	$150,460	$149,584

Per share data
Earnings per share - basic	$0.53	$0.64	$0.65	$0.51	$0.55	$2.33	$2.22

Earnings per share - diluted	$0.53	$0.64	$0.65	$0.51	$0.55	$2.32	$2.21

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.92	$0.92

Weighted average shares outstanding
Basic	64,255,716	64,358,540	64,677,889	65,239,470	66,839,504	64,629,457	67,504,701

Diluted	64,435,276	64,514,605	64,815,029	65,378,500	67,028,978	64,771,770	67,658,984

Period end shares outstanding	64,200,111	64,262,779	64,398,846	64,789,943	65,834,395	64,200,111	65,834,395

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2019
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Nonaccrual loans
Alabama	$1,870	$2,936	$2,327	$2,971	$3,361
Florida	267	311	330	408	1,175
Mississippi (2)	41,493	43,895	39,373	41,145	44,331
Tennessee (3)	8,980	10,193	8,455	8,806	8,696
Texas	616	1,695	2,403	3,093	4,061
Total nonaccrual loans	53,226	59,030	52,888	56,423	61,624
Other real estate
Alabama	8,133	6,501	6,451	6,878	6,873
Florida	5,877	6,983	7,826	8,120	8,771
Mississippi (2)	14,919	17,646	15,511	15,421	17,255
Tennessee (3)	319	844	815	994	1,025
Texas	—	—	640	726	744
Total other real estate	29,248	31,974	31,243	32,139	34,668
Total nonperforming assets	$82,474	$91,004	$84,131	$88,562	$96,292

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$642	$878	$1,245	$670	$856

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$41,648	$36,445	$38,355	$40,793	$37,384

	Quarter Ended					Year Ended
ALLOWANCE FOR LOAN LOSSES (1)	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
Beginning Balance	$83,226	$80,399	$79,005	$79,290	$88,874	$79,290	$76,733
Transfers (4)	—	—	—	—	—	—	1,554
Provision for loan losses	3,661	3,039	2,486	1,611	2,192	10,797	17,993
Charge-offs	(4,619)	(2,892)	(2,937)	(4,033)	(16,509)	(14,481)	(29,489)
Recoveries	2,009	2,680	1,845	2,137	4,733	8,671	12,499
Net (charge-offs) recoveries	(2,610)	(212)	(1,092)	(1,896)	(11,776)	(5,810)	(16,990)
Ending Balance	$84,277	$83,226	$80,399	$79,005	$79,290	$84,277	$79,290

PROVISION FOR LOAN LOSSES (1)
Alabama	$(109)	$561	$1,187	$791	$(346)	$2,430	$1,299
Florida	(108)	(154)	48	(595)	(160)	(809)	(2,265)
Mississippi (2)	1,210	1,528	1,970	119	(3,594)	4,827	208
Tennessee (3)	1,956	2,175	514	(234)	3,039	4,411	10,953
Texas	712	(1,071)	(1,233)	1,530	3,253	(62)	7,798
Total provision for loan losses	$3,661	$3,039	$2,486	$1,611	$2,192	$10,797	$17,993

NET CHARGE-OFFS (RECOVERIES) (1)
Alabama	$132	$329	$278	$15	$203	$754	$597
Florida	(357)	(136)	(130)	(227)	(238)	(850)	(1,906)
Mississippi (2)	1,792	(391)	907	2,130	(1,873)	4,438	4,776
Tennessee (3)	131	483	44	50	7,875	708	7,958
Texas	912	(73)	(7)	(72)	5,809	760	5,565
Total net charge-offs (recoveries)	$2,610	$212	$1,092	$1,896	$11,776	$5,810	$16,990

(1) Excludes acquired loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

(4)  The allowance for loan losses balance related to the remaining loans acquired in the Bay Bank merger, which were transferred from acquired impaired loans to LHFI during the second quarter of 2018, and the remaining loans acquired in the Heritage acquisition and the Reliance merger, which were transferred from acquired impaired loans to LHFI during the third quarter of 2018.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2019
(unaudited)

	Quarter Ended					Year Ended
FINANCIAL RATIOS AND OTHER DATA	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
Return on equity	8.13%	9.96%	10.53%	8.50%	9.12%	9.28%	9.43%
Return on average tangible equity	10.85%	13.31%	14.14%	11.55%	12.41%	12.45%	12.86%
Return on assets	1.00%	1.21%	1.24%	1.01%	1.09%	1.11%	1.11%
Interest margin - Yield - FTE	4.19%	4.38%	4.37%	4.32%	4.21%	4.31%	4.09%
Interest margin - Cost	0.62%	0.71%	0.73%	0.69%	0.65%	0.69%	0.54%
Net interest margin - FTE	3.56%	3.66%	3.64%	3.63%	3.56%	3.62%	3.54%
Efficiency ratio (1)	68.08%	64.98%	64.55%	68.08%	66.58%	66.38%	65.23%
Full-time equivalent employees	2,844	2,835	2,819	2,839	2,856

CREDIT QUALITY RATIOS (2)
Net charge-offs/average loans	0.11%	0.01%	0.05%	0.09%	0.52%	0.06%	0.19%
Provision for loan losses/average loans	0.15%	0.13%	0.11%	0.07%	0.10%	0.12%	0.20%
Nonperforming loans/total loans (incl LHFS)	0.56%	0.62%	0.57%	0.62%	0.69%
Nonperforming assets/total loans (incl LHFS)	0.86%	0.96%	0.90%	0.97%	1.07%
Nonperforming assets/total loans (incl LHFS) +ORE	0.86%	0.95%	0.90%	0.96%	1.07%
ALL/total loans (excl LHFS)	0.90%	0.90%	0.88%	0.88%	0.90%
ALL-commercial/total commercial loans	0.98%	0.98%	0.96%	0.96%	0.99%
ALL-consumer/total consumer and home mortgage loans	0.61%	0.61%	0.60%	0.57%	0.57%
ALL/nonperforming loans	158.34%	140.99%	152.02%	140.02%	128.67%
ALL/nonperforming loans (excl specifically reviewed impaired loans)	410.52%	357.15%	383.19%	342.97%	350.77%

CAPITAL RATIOS
Total equity/total assets	12.30%	12.11%	11.95%	11.77%	11.98%
Tangible equity/tangible assets	9.72%	9.53%	9.34%	9.15%	9.31%
Tangible equity/risk-weighted assets	11.58%	11.50%	11.39%	11.35%	11.11%
Tier 1 leverage ratio	10.48%	10.34%	10.03%	10.05%	10.26%
Common equity tier 1 capital ratio	11.93%	11.83%	11.76%	11.88%	11.77%
Tier 1 risk-based capital ratio	12.48%	12.38%	12.31%	12.45%	12.33%
Total risk-based capital ratio	13.25%	13.15%	13.07%	13.21%	13.07%

STOCK PERFORMANCE
Market value-Close	$34.51	$34.11	$33.25	$33.63	$28.43
Book value	$25.87	$25.60	$25.13	$24.49	$24.17
Tangible book value	$19.84	$19.57	$19.10	$18.48	$18.24

(1)The efficiency ratio is noninterest expense (excluding amortization of purchased intangibles and other real estate expense, net) to total net interest income (FTE) and noninterest income (excluding security gains (losses), net and amortization of partnership tax credits).  Any significant non-routine income and expense items are adjusted accordingly.

(2) Excludes acquired loans.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2019
($ in thousands)
(unaudited)

Note 1 – Recently Effective Accounting Pronouncements

ASU 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” became effective for Trustmark on January 1, 2020.  Based upon preliminary modeling results, Management estimates the allowance related to loans to be in the range of $95.0 million to $120.0 million.  Trustmark expects to recognize a one-time cumulative effect adjustment through retained earnings at the date of adoption.

In addition, Trustmark does not expect a material allowance for credit losses to be recorded on securities available for sale and held to maturity under ASU 2016-13 (Topic 326) due to the composition of these portfolios.  Both portfolios consist primarily of U.S. government agency guaranteed mortgage-backed securities for which the risk of loss is minimal.

ASU 2016-02, “Leases (Topic 842)” became effective for Trustmark on January 1, 2019.  As a result, during the first quarter of 2019, Trustmark recorded operating lease right-of-use assets and operating lease liabilities of $33.9 million and $34.9 million, respectively, in its consolidated balance sheet.  In addition, Trustmark recorded finance lease right-of-use assets, net of accumulated depreciation of $11.2 million in premises and equipment, net and finance lease liabilities of $11.2 million in other borrowings.  The effect on Trustmark’s consolidated income statement is considered immaterial.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations	$22,327	$24,697	$26,646	$28,008	$30,335
Obligations of states and political subdivisions	25,465	35,001	38,698	50,954	50,676
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	69,252	63,391	65,716	66,176	67,494
Issued by FNMA and FHLMC	713,356	589,962	624,364	645,958	666,684
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	658,226	705,601	751,371	784,566	811,601
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	113,778	135,053	136,930	147,783	185,023
Total securities available for sale	$1,602,404	$1,553,705	$1,643,725	$1,723,445	$1,811,813

SECURITIES HELD TO MATURITY
U.S. Government agency obligations	$3,781	$3,770	$3,758	$3,747	$3,736
Obligations of states and political subdivisions	31,781	31,806	32,860	35,352	35,783
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	10,820	10,994	11,184	11,710	12,090
Issued by FNMA and FHLMC	96,631	102,048	106,755	111,962	115,133
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	485,324	510,770	536,166	559,690	578,827
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	109,762	126,034	134,813	161,858	164,074
Total securities held to maturity	$738,099	$785,422	$825,536	$884,319	$909,643

At December 31, 2019, the net unamortized, unrealized loss included in accumulated other comprehensive loss in the accompanying balance sheet for securities held to maturity previously transferred from securities available for sale totaled approximately $12.1 million ($9.1 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 97.5% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2019
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Loans secured by real estate:
Construction, land development and other land loans	$1,162,791	$1,135,999	$1,111,297	$1,209,761	$1,056,601
Secured by 1-4 family residential properties	1,855,913	1,820,455	1,818,126	1,810,872	1,825,492
Secured by nonfarm, nonresidential properties	2,475,245	2,442,308	2,326,312	2,241,072	2,220,914
Other real estate secured	724,480	668,667	635,839	528,032	543,820
Commercial and industrial loans	1,477,896	1,491,367	1,533,318	1,558,057	1,538,715
Consumer loans	175,738	176,894	176,133	176,619	182,448
State and other political subdivision loans	967,944	978,456	982,187	982,626	973,818
Other loans	495,621	509,522	533,547	487,975	494,060
LHFI	9,335,628	9,223,668	9,116,759	8,995,014	8,835,868
Allowance for loan losses	(84,277)	(83,226)	(80,399)	(79,005)	(79,290)
Net LHFI	$9,251,351	$9,140,442	$9,036,360	$8,916,009	$8,756,578

ACQUIRED LOANS BY TYPE	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Loans secured by real estate:
Construction, land development and other land loans	$4,771	$5,417	$5,705	$5,728	$5,878
Secured by 1-4 family residential properties	17,525	18,437	19,967	21,441	22,556
Secured by nonfarm, nonresidential properties	38,206	40,930	43,444	46,492	47,979
Other real estate secured	3,946	6,887	7,416	8,026	8,253
Commercial and industrial loans	5,035	4,925	6,193	6,359	15,267
Consumer loans	520	593	852	1,033	1,356
Other loans	2,598	3,815	4,307	4,122	5,643
Acquired loans	72,601	81,004	87,884	93,201	106,932
Allowance for loan losses, acquired loans	(815)	(1,249)	(1,398)	(1,297)	(1,231)
Net acquired loans	$71,786	$79,755	$86,486	$91,904	$105,701

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2019
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	December 31, 2019
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,162,791	$396,640	$87,073	$360,458	$22,998	$295,622
Secured by 1-4 family residential properties	1,855,913	126,541	39,111	1,594,235	82,644	13,382
Secured by nonfarm, nonresidential properties	2,475,245	622,714	255,996	923,335	165,393	507,807
Other real estate secured	724,480	190,099	26,011	283,201	9,627	215,542
Commercial and industrial loans	1,477,896	227,792	22,479	721,854	315,794	189,977
Consumer loans	175,738	24,124	5,002	124,395	19,777	2,440
State and other political subdivision loans	967,944	106,218	38,763	613,476	27,447	182,040
Other loans	495,621	79,404	16,452	301,144	67,526	31,095
Loans	$9,335,628	$1,773,532	$490,887	$4,922,098	$711,206	$1,437,905

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$73,058	$16,166	$22,625	$25,592	$2,032	$6,643
Development	60,881	13,327	8,365	28,390	4,714	6,085
Unimproved land	98,550	22,947	17,050	28,202	11,987	18,364
1-4 family construction	252,073	117,405	21,723	84,277	3,437	25,231
Other construction	678,229	226,795	17,310	193,997	828	239,299
Construction, land development and other land loans	$1,162,791	$396,640	$87,073	$360,458	$22,998	$295,622

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Non-owner occupied:
Retail	$426,995	$165,213	$41,542	$117,382	$27,709	$75,149
Office	232,572	46,550	27,788	60,682	11,816	85,736
Hotel/motel	315,270	114,786	96,401	52,375	40,708	11,000
Mini-storage	110,097	12,301	3,832	47,561	579	45,824
Industrial	169,165	57,741	10,833	28,790	2,322	69,479
Health care	37,366	11,065	3,462	19,055	—	3,784
Convenience stores	24,283	3,137	—	11,680	639	8,827
Nursing homes/senior living	38,370	18,792	—	2,366	—	17,212
Other	63,485	4,219	6,875	11,965	5,804	34,622
Total non-owner occupied loans	1,417,603	433,804	190,733	351,856	89,577	351,633

Owner-occupied:
Office	155,787	35,147	27,512	58,023	7,389	27,716
Churches	99,737	22,690	6,350	42,265	13,794	14,638
Industrial warehouses	139,685	11,778	3,372	63,204	16,289	45,042
Health care	132,838	18,305	6,175	92,828	2,542	12,988
Convenience stores	106,175	13,277	7,044	63,969	667	21,218
Retail	69,311	15,610	7,377	27,333	2,788	16,203
Restaurants	56,369	3,730	1,857	32,722	16,542	1,518
Auto dealerships	30,123	8,257	300	13,288	8,278	—
Nursing homes/senior living	179,737	55,174	—	118,707	5,856	—
Other	87,880	4,942	5,276	59,140	1,671	16,851
Total owner-occupied loans	1,057,642	188,910	65,263	571,479	75,816	156,174
Loans secured by nonfarm, nonresidential properties	$2,475,245	$622,714	$255,996	$923,335	$165,393	$507,807

(1)	Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2019
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Year Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
Securities – taxable	2.24%	2.23%	2.25%	2.27%	2.24%	2.25%	2.25%
Securities – nontaxable	3.92%	3.76%	3.78%	3.80%	3.60%	3.81%	3.65%
Securities – total	2.27%	2.26%	2.28%	2.31%	2.28%	2.28%	2.28%
Loans - LHFI & LHFS	4.67%	4.90%	4.98%	4.93%	4.78%	4.87%	4.64%
Acquired loans	10.90%	11.08%	8.84%	7.45%	9.89%	9.42%	9.52%
Loans - total	4.72%	4.95%	5.01%	4.96%	4.86%	4.91%	4.74%
FF sold & rev repo	2.16%	2.49%	2.52%	2.93%	1.88%	2.52%	1.96%
Other earning assets	1.57%	2.35%	2.31%	2.67%	2.29%	2.23%	2.13%
Total earning assets	4.19%	4.38%	4.37%	4.32%	4.21%	4.31%	4.09%

Interest-bearing deposits	0.85%	0.96%	0.99%	0.93%	0.84%	0.93%	0.67%
FF pch & repo	1.21%	1.53%	0.63%	1.38%	1.78%	1.28%	1.45%
Other borrowings	2.32%	2.35%	2.33%	2.19%	2.33%	2.29%	1.97%
Total interest-bearing liabilities	0.88%	0.99%	1.01%	0.95%	0.90%	0.96%	0.75%

Net interest margin	3.56%	3.66%	3.64%	3.63%	3.56%	3.62%	3.54%
Net interest margin excluding acquired loans	3.52%	3.61%	3.60%	3.60%	3.50%	3.58%	3.46%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.

During the fourth quarter of 2019, the yield on acquired loans totaled 10.90% and included $661 thousand in recoveries from the settlement of debt, which represented approximately 3.37% of the annualized total acquired loan yield.  During the third quarter of 2019, the yield on acquired loans totaled 11.08% and included $1.1 million in recoveries from the settlement of debt, which represented approximately 5.09% of the annualized total acquired loan yield.

Excluding acquired loans, the net interest margin decreased to 3.52% for the fourth quarter of 2019 when compared to the third quarter of 2019, primarily due to a decline in the yield on the loans held for investment and held for sale portfolio and was partially offset by runoff of maturing investment securities and lower costs of interest-bearing deposits.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net negative ineffectiveness of $3.0 million primarily due to market volatility and adjustments to asset valuation assumptions during the fourth quarter of 2019.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Year Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
Mortgage servicing income, net	$5,854	$5,688	$5,734	$5,607	$5,730	$22,883	$22,248
Change in fair value-MSR from runoff	(2,950)	(3,569)	(2,918)	(2,398)	(2,752)	(11,835)	(11,774)
Gain on sales of loans, net (1)	7,984	9,799	7,532	4,981	3,813	30,296	21,800
Mortgage banking income before hedge ineffectiveness	10,888	11,918	10,348	8,190	6,791	41,344	32,274
Change in fair value-MSR from market changes	4,048	(8,054)	(8,209)	(8,863)	(6,537)	(21,078)	7,342
Change in fair value of derivatives	(7,022)	4,307	8,156	4,115	5,462	9,556	(4,942)
Net positive (negative) hedge ineffectiveness	(2,974)	(3,747)	(53)	(4,748)	(1,075)	(11,522)	2,400
Mortgage banking, net	$7,914	$8,171	$10,295	$3,442	$5,716	$29,822	$34,674

(1)	The mortgage loan valuation adjustment, previously shown as “Other, net”, has been included in “Gain on sales of loans, net” for all periods presented.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2019
($ in thousands)
(unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Year Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
Partnership amortization for tax credit purposes	$(1,630)	$(1,994)	$(2,010)	$(2,010)	$(2,101)	$(7,644)	$(8,707)
Increase in life insurance cash surrender value	1,802	1,814	1,803	1,783	1,808	7,202	7,121
Other miscellaneous income	3,279	2,169	2,337	2,466	2,197	10,251	8,322
Total other, net	$3,451	$1,989	$2,130	$2,239	$1,904	$9,809	$6,736

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Year Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
Loan expense	$2,968	$2,886	$3,003	$2,697	$2,425	$11,554	$11,086
Amortization of intangibles	1,002	1,021	992	1,101	1,279	4,116	5,248
Other miscellaneous expense	8,956	6,880	7,819	8,413	8,549	32,068	31,702
Total other expense	$12,926	$10,787	$11,814	$12,211	$12,253	$47,738	$48,036

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2019
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Year Ended
		12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,656,605	$1,634,646	$1,605,745	$1,590,187	$1,595,132	$1,622,013	$1,586,877
Less: Goodwill		(379,627)	(379,627)	(379,627)	(379,627)	(379,627)	(379,627)	(379,627)
Identifiable intangible assets		(7,882)	(8,706)	(9,631)	(10,666)	(11,811)	(9,212)	(13,751)
Total average tangible equity		$1,269,096	$1,246,313	$1,216,487	$1,199,894	$1,203,694	$1,233,174	$1,193,499

PERIOD END BALANCES
Total shareholders' equity		$1,660,702	$1,645,362	$1,618,550	$1,587,028	$1,591,453
Less: Goodwill		(379,627)	(379,627)	(379,627)	(379,627)	(379,627)
Identifiable intangible assets		(7,343)	(8,345)	(9,101)	(10,092)	(11,112)
Total tangible equity	(a)	$1,273,732	$1,257,390	$1,229,822	$1,197,309	$1,200,714

TANGIBLE ASSETS
Total assets		$13,497,877	$13,584,786	$13,548,958	$13,478,017	$13,286,460
Less: Goodwill		(379,627)	(379,627)	(379,627)	(379,627)	(379,627)
Identifiable intangible assets		(7,343)	(8,345)	(9,101)	(10,092)	(11,112)
Total tangible assets	(b)	$13,110,907	$13,196,814	$13,160,230	$13,088,298	$12,895,721
Risk-weighted assets	(c)	$11,002,877	$10,935,018	$10,796,903	$10,548,472	$10,803,313

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$33,946	$41,035	$42,140	$33,339	$36,688	$150,460	$149,584
Plus: Intangible amortization net of tax		752	766	744	826	959	3,088	3,938
Net income adjusted for intangible amortization		$34,698	$41,801	$42,884	$34,165	$37,647	$153,548	$153,522
Period end common shares outstanding	(d)	64,200,111	64,262,779	64,398,846	64,789,943	65,834,395

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		10.85%	13.31%	14.14%	11.55%	12.41%	12.45%	12.86%
Tangible equity/tangible assets	(a)/(b)	9.72%	9.53%	9.34%	9.15%	9.31%
Tangible equity/risk-weighted assets	(a)/(c)	11.58%	11.50%	11.39%	11.35%	11.11%
Tangible book value	(a)/(d)*1,000	$19.84	$19.57	$19.10	$18.48	$18.24

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,660,702	$1,645,362	$1,618,550	$1,587,028	$1,591,453
AOCI-related adjustments		23,600	20,858	24,816	40,915	55,679
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(365,738)	(365,741)	(365,745)	(365,748)	(365,779)
Other adjustments and deductions for CET1 (2)		(5,896)	(6,671)	(8,268)	(9,099)	(9,815)
CET1 capital	(e)	1,312,668	1,293,808	1,269,353	1,253,096	1,271,538
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Less: additional tier 1 capital deductions		—	—	—	—	—
Additional tier 1 capital		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,372,668	$1,353,808	$1,329,353	$1,313,096	$1,331,538

Common equity tier 1 capital ratio	(e)/(c)	11.93%	11.83%	11.76%	11.88%	11.77%

(1)	Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)	Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.